EXHIBIT 10.31

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT, entered into as of                     , 2010 (“Agreement”), is made by and between STERIS Corporation, an Ohio corporation (“Company”), and                      (“Indemnitee”).

RECITALS

A. It is important to the Company to attract and retain capable and experienced directors and officers, and Indemnitee is a director and/or officer of the Company.

B. Both the Company and Indemnitee recognize the increasing risk of litigation and other claims being asserted against directors and officers of public companies.

C. The Ohio Revised Code (the “ORC”) authorizes corporations to indemnify and maintain liability insurance for their directors and officers; the Company currently maintains directors and officers liability insurance, and the Company’s Code of Regulations (“Regulations”) provide for indemnification of directors and officers of the Company.

D. The Company’s commitment to provide indemnification, insurance and advancement of expenses to its directors and officers is significant to the Indemnitee’s willingness to serve as a director and/or officer of the Company or a subsidiary or other entity related to the Company, and such willingness is based in part on Indemnitee’s reliance on such provisions.

E. In recognition of Indemnitee’s need for continued protection against personal liability in order to encourage Indemnitee’s continued service to the Company or a related entity in an effective manner, to support Indemnitee’s reliance on the aforesaid provisions of the Regulations, and to provide Indemnitee with express contractual indemnification regardless of, among other things, any amendment to the Company’s Articles of Incorporation or the Regulations (together, the “Constituent Documents”), changes in the composition of the Company’s Board of Directors (the “Board”), or any acquisition, disposition or other business combination or transaction relating to the Company, the Company wishes to provide by this Agreement for the indemnification of Indemnifiable Losses and the advancement of Expenses (both as defined below) to Indemnitee as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS.

(a) “Affiliate” has the meaning given to that term in Rule 405 under the Securities Act of 1933, provided, however, that for purposes of this Agreement the Company and its subsidiaries will not be deemed to constitute Affiliates of Indemnitee.

(b) “Claim” means any threatened, pending or completed action, suit, demand or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other (including any cross-claim or counterclaim in any action, suit, demand or proceeding) against or involving the Indemnitee, whether instituted by or against the Company or any other party (including, without limitation, any governmental entity), or any threatened, pending or completed inquiry or investigation (including discovery), whether instituted by or against the Company or any other party (including, without limitation, any governmental entity) that Indemnitee believes in good faith might lead to the institution of any such action, suit, demand or proceeding.

(c) “Expenses” includes all attorneys’ and experts’ fees, expenses and charges and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, or participating in (as a party, a witness, or otherwise, including on appeal), or preparing to investigate, defend or participate in (as a party, a witness, or otherwise, including on appeal), any Claim.

(d) “Incumbent Directors” means the individuals who, as of the date of this Agreement, are directors of the Company and any individual becoming a director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Securities Exchange Act of 1934) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.”

(e) “Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and other amounts paid or payable by Indemnitee (whether by settlement or otherwise), including, without limitation, all interest, assessments and other charges paid or payable in connection therewith, relating to, resulting from or arising out of (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee, fiduciary or agent of any other corporation, limited liability company, partnership, joint venture, trust, committee, plan or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee, fiduciary or agent, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee’s status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee, fiduciary or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

2. INDEMNIFICATION TERMS.  Subject to Sections 4 and 16 below, the Company will indemnify, defend and hold harmless Indemnitee to the fullest extent permitted by the laws of the State of Ohio in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification (but in no case less than the extent permitted under the laws in effect as of the date hereof) against all Indemnifiable Losses relating to, resulting from or arising out of any Claim. The Indemnitee will notify the Company of any Claim or anticipated Claim as set forth in Section 16. The failure by Indemnitee to timely notify the Company of such Claim will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

3. ADVANCEMENT OF EXPENSES.  Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Claim of Expenses relating to, arising out of or resulting from any Claim paid or incurred by Indemnitee upon execution of an Undertaking (Exhibit A). If so requested by Indemnitee, within fifteen business days after receipt of such request and supporting invoices for monthly Expense estimates, the Company will advance to Indemnitee funds in an amount sufficient to pay such monthly Expenses which Indemnitee reasonably determines and supports are likely to be payable; provided, however, that Indemnitee will return, without interest, any amounts actually advanced to Indemnitee which remain unspent at the final disposition of the Claim to which the advance related; and provided, further, that all amounts advanced in respect of such Expenses shall be promptly repaid to the Company by Indemnitee if it shall ultimately be determined in a final judgment that Indemnitee is not entitled to be indemnified for such Expenses.

4. PARTIAL INDEMNITY.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not the entire amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled, based on a reasonable allocation after good faith negotiation. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Loss (including, without limitation, dismissal without prejudice), Indemnitee will be indemnified against all Expenses incurred in connection therewith. In determining whether the extent to which Indemnitee is entitled to be indemnified under this Section 4, there will be a presumption that the Indemnitee is so entitled and, to the extent permitted by law, the Company shall have the burden of proof to establish that Indemnitee is not so entitled.

5. NO OTHER PRESUMPTION.  For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct, act in good faith, or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6. NON-EXCLUSIVITY, ETC.  The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have from time to time under the Constituent Documents, or the substantive laws of the Company’s jurisdiction of incorporation, any other contract or otherwise (collectively, “Other Indemnity Provisions”), provided, however, that (i) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (ii) to the extent that any change is made to any Other Indemnity

Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. In the event of any amendment to the Constituent Documents the effect of which would be to deny or materially diminish or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision, the Company will provide at least thirty (30) days written notice to the Indemnitee prior to the effective date of such amendment. In the event of such amendment, it shall not in any way diminish the obligations of the Company hereunder with respect to any Claim related to acts or omissions prior to the effective date of such amendment.

7. LIABILITY INSURANCE.  To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance (“D&O Insurance”), Indemnitee will be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for directors and officers of the Company. Notwithstanding the foregoing, the Company shall not be required to cover the Indemnitee under its D&O Insurance with the same coverage as that provided to other directors or officers of the Company, or at all, if the Company determines in good faith that such insurance is not available on commercially reasonable terms, or the cost, scope or amount of such insurance is materially disproportionate to the cost, scope or amount of coverage available without consideration of the Indemnitee; provided, however, the Company shall not discontinue or significantly reduce the scope or amount of D&O Insurance coverage with respect to Indemnitee from one policy period to the next policy period (i) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (ii) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In no event will such discontinuation or significant reduction in D&O Insurance coverage in any way diminish the obligation of the Company hereunder with respect to any Claim related to acts or omissions prior to the effective date of such termination.

8. SUBROGATION.  In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all rights of recovery Indemnitee may have against other persons or entities (other than Indemnitee’s successors). Indemnitee will take, at the request of the Company, all actions reasonably necessary to secure such rights, including the execution of all papers reasonably required to evidence such rights (with all of Indemnitee’s reasonable Expenses, including attorneys’ fees and charges, related thereto to be paid by the Company).

9. NO DUPLICATION OF PAYMENTS.  The Company will not be liable under this Agreement to make any payment in connection with any Indemnifiable Loss to the extent Indemnitee has actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise for the Indemnifiable Losses; provided that, if Indemnitee for any reason is required to disgorge any payment actually received by the Indemnitee, the Company shall be obligated to pay such amount to Indemnitee to the extent required by the other terms of this Agreement (disregarding the terms of this Section 9).

10. DEFENSE OF CLAIMS.  The Company will be entitled to participate in or assume the defense (including, without limitation, the negotiation and approval of any settlement) of any Claim for which Indemnitee seeks indemnification hereunder using legal counsel selected by the Company. In the event, however, that Indemnitee provides the Company with the written opinion of separate legal counsel that (i) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and there are one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (ii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain other counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense, and Company’s and Indemnitee’s counsel shall seek to enter into joint defense agreement(s) if possible without an actual conflict. Notwithstanding the preceding sentence, in any event the Company shall be liable to Indemnitee under this Agreement for the reasonable costs of investigation and preparation for the defense of any Claim (including, without limitation, appearing as a witness and reasonable fees and expenses of counsel in connection therewith). The Company will not effect any settlement of any threatened or pending Claim unless such settlement solely involves the payment of money and includes an unconditional release of the Indemnitee from all liability for such Claim.

11. SUCCESSORS AND BINDING AGREEMENT.

(a) In the event of any purchase, merger, consolidation or reorganization in which the Company is not the surviving entity, any sale of all or substantially all of the business or assets of the Company, or any liquidation of the Company, the Company shall require the obligations of this Agreement to be expressly and fully assumed by such purchaser, survivor or successor (including any holding company as described in ORC 1701.802(A)) (as the case may be, a “Successor”), in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and may be assigned to a Successor on terms consistent with the immediately preceding sentence, but will not otherwise be assigned or delegated by the Company.

(b) This Agreement will inure to the benefit of and be enforceable by the Indemnitee and Indemnitee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

(c) This Agreement is personal in nature and neither of the parties hereto will, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 11(a) and 11(b). Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

12. NOTICES.  All communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered, when delivered by electronic facsimile transmission (with receipt confirmation) or within two business days after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

13. GOVERNING LAW.  The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the State of Ohio, without giving effect to the principles of conflict of laws of such State. Each party consents to the exclusive jurisdiction of the courts of Cuyahoga or Lake County, Ohio or the federal courts of Ohio for purposes of any action, suit or proceeding hereunder, and waives any objection to jurisdiction or venue therein.

14. VALIDITY.  If any provision of this Agreement or the application thereof is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be modified to the extent necessary to make it enforceable, valid or legal while accomplishing the most similar purpose. In the event that any court or other adjudicative body shall decline to modify any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

15. LEGAL FEES AND EXPENSES.  It is the intent of the Company that the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the intended benefits hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should reasonably appear, in good faith, to the Indemnitee that the Company has failed to comply with any of its obligations under this Agreement, or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Indemnitee may from time to time retain counsel of Indemnitee’s choice, at the expense of the Company to advise and represent the Indemnitee in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any act taken in good faith by the Indemnitee with respect to of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys’ and related fees and expenses incurred by Indemnitee.

16. PROCEDURE.  (i) Notwithstanding any other term or provision of this Agreement, the Company shall not be required to indemnify Indemnitee for, and Claims and Indemnifiable Losses shall not include:

(a) any claim or part thereof which Indemnitee shall have been adjudged by a court of competent jurisdiction (from which no appeal can be taken) by clear and convincing evidence to have acted with deliberate intent to cause injury to the Company or with reckless disregard for the best interests of the Company;

(b) any claim or part thereof arising under Section 16(b) of the Securities Exchange Act of 1934, pursuant to which Indemnitee shall be obligated to pay any penalty, fine, settlement, disgorgement, or judgment;

(c) any proceeding initiated by Indemnitee without the consent and authorization of the Board, except with respect to a proceeding to enforce the Company’s obligations under this Agreement; and

(d) any claim or part thereof which is not indemnifiable under the laws of Ohio.

(ii) Any indemnification obligation under this Agreement shall be undertaken as soon as practicable but in any event no later than 30 days after receipt of the written request of the Indemnitee for such indemnification (such request to be accompanied by Exhibit A and any other reasonable supporting documentation of the Claim and/or Indemnifiable Losses), unless a determination is made within such 30 day period by a majority vote of the Board (consisting of directors who are not parties to such Claim even if less than a quorum) that the Indemnitee has not met the standards for indemnification set forth in this Agreement and does not otherwise have a right to indemnification under any Other Indemnity Provision. In such case, the Company shall send written notice to the Indemnitee within seven (7) days of such determination. Notwithstanding any other provision of this Section 16, to the extent Indemnitee shall have been successful on the merits or otherwise in defense of any Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, such result shall be conclusive, and the Indemnitee’s shall be indemnified against all Indemnifiable Losses and Expenses relating to or arising from such Claim in accordance with this Agreement. In the event of any unresolved dispute under this Section 16, either party may bring action in the counties described in Section 13 or non-binding arbitration before three (3) arbitrators in the City of Cleveland, Ohio, pursuant to the rules of the American Arbitration Association.

17. MISCELLANEOUS.  Indemnitee will cooperate with the Company and its advisors with respect to the defense of all Claims, Indemnifiable Losses, and other obligations of the Company under this Agreement. Company will provide Indemnitee and Indemnitee’s counsel with reasonable and confidential access (consistent with Indemnitee’s fiduciary duties to the Company and its Affiliates) to documents specifically relevant to the defense of Claims and Indemnifiable Losses. No provision of this Agreement may be waived, modified or discharged unless agreed to in writing signed by Indemnitee and the Company. No waiver by either party of any breach or compliance by the other party will be deemed a waiver of similar or dissimilar provisions or conditions at any time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of such party’s or its counsel’s participation in the drafting thereof. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but will constitute one and the same agreement.

IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

STERIS CORPORATION	INDEMNITEE

By:	Name:
Title:	Signature:
Title:
[address]

EXHIBIT A

UNDERTAKING

STATE OF	)
	)	SS
COUNTY OF	)

I,                             , being first duly sworn, do depose and state as follows:

1. This Undertaking is submitted pursuant to the Indemnification Agreement between STERIS Corporation, an Ohio corporation (the “Company”) and the undersigned Indemnitee.

2. I have determined that an indemnifiable Claim has been made against me /or I am enforcing or defending my rights under the Indemnification Agreement. The general nature of the Claim is

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3. I am requesting payment (or advancement) of Expenses and/or Indemnifiable Losses that I have reasonably incurred or will reasonably incur in defending / or responding to an indemnifiable Claim as defined in the Indemnification Agreement / in pursuing a Claim under the Indemnification Agreement.

4. The Expenses / Claims for which payment is requested are, in general, all expenses related to

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5. I hereby undertake to (1) repay all amounts paid pursuant hereto if and to the extent it is determined that I am not entitled under the Indemnification Agreement to have the Company pay such amount and (2) to reasonably cooperate with the Company regarding such Claim.

[Signature of Indemnitee]

Subscribed and sworn to before me, a Notary Public in and for said County and State, this      day of                     ,         .

My commission expires the day of .